                                                                   Exhibit 23.1


              INDEPENDENT AUDITORS' REPORT ON SCHEDULE AND CONSENT

THE BOARD OF DIRECTORS AND STOCKHOLDERS
AMERICA WEST HOLDINGS CORPORATION:

    The audits referred to in our report dated March 29, 2000, included the related consolidated financial statement schedule as listed in Item 14(d) for the years ended December 31, 1999, 1998 and 1997, included herein. The consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

    We consent to incorporation by reference in the Registration Statements (Form S-8 No. 33-60555), (Form S-8 No. 333-26935), (Form S-8 No. 333-94361),
(Form S-3 No. 333-51107) and (Form S-3 No. 333-02129) of America West Holdings Corporation of our report dated March 29, 2000, relating to the consolidated balance sheets of America West Holdings Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1999 and the related consolidated financial statement schedule, which report appears in the December 31, 1999, annual report on Form 10-K of America West Holdings Corporation.

                                                                        KPMG LLP

Phoenix, Arizona
March 29, 2000